Exhibit 99.2

This Statement on Form 4 is filed by J.P. Morgan Partners (23A SBIC), L.P., J.P. Morgan Partners (23A SBIC Manager), Inc., JPMorgan Chase Bank, J.P. Morgan Chase & Co. and J.P. Morgan DJ Partners, LLC.

Name of Designated Filer:  J.P. Morgan Partners (23A SBIC), L.P.
Issuer and Ticker Symbol:  dj Orthopedics, Inc. (DJO)
Date of Event Requiring Statement:  February 24, 2004

J.P. Morgan Partners (23A SBIC), L.P.
c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas, 40th Floor
New York, NY 10020

By:	J.P. Morgan Partners (23A SBIC Manager), Inc.
its General Partner

By:	_____________________________________
Jeffrey C. Walker
President

J.P. Morgan Partners (23A SBIC Manager), Inc.
c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas, 40th Floor
New York, NY 10020

By:	_____________________________________
Jeffrey C. Walker
President

JPMorgan Chase Bank
270 Park Avenue
35th Floor
New York, NY 10017

By:	______________________________________
James Berry
Vice President, Assistant General Counsel and Assistant Secretary

J.P. Morgan Chase & Co.
270 Park Avenue
35th Floor
New York, NY 10017

By:	_______________________________________
James Berry
Vice President, Assistant General Counsel and Assistant Secretary

J.P. Morgan DJ Partners, LLC
c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas, 40th Floor
New York, NY 10020

By:	J.P. Morgan Partners (23A SBIC), L.P.
its Managing Member

By:	J.P. Morgan Partners (23A SBIC Manager), Inc.
its General Partner

By:	_____________________________________
Jeffrey C. Walker
President